UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2025

GLOBAL WATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-37756	90-0632193
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

21410 N. 19th Avenue #220
Phoenix,	Arizona		85027
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (480) 360-7775
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GWRS	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 11, 2025 the Board of Directors (the “Board”) of the Company elected Christa Steele as a member of the Board, effective January 1, 2026. Ms. Steele was appointed to serve on the Audit Committee and as Chair of the Corporate Governance, Nominating, Environmental, and Health and Safety Committee, effective January 1, 2026.
There is no arrangement or understanding between Ms. Steele and any other person pursuant to which she was selected as a director, and Ms. Steele does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Ms. Steele will receive the same compensation as the Company’s other non-employee directors as described under “Corporate Governance-Compensation of Directors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2025.
On November 17, 2025, the Company issued a press release announcing the election of Ms. Steele. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release of Global Water Resources, Inc., dated November 17, 2025

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER RESOURCES, INC.

Date: November 17, 2025	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer